Exhibit 99.2

INTRODUCTION

On February 28, 2017, Bristol Metals, LLC, a Tennessee limited liability company ("Bristol Metals") and a subsidiary of Synalloy Corporation, a Delaware corporation ("Synalloy"), completed the purchase of the welded stainless steel pipe and tube operations of Marcegaglia USA, Inc., a Pennsylvania corporation ("MUSA"), in Munhall, Pennsylvania (“MUSA Stainless”). The acquisition included primarily the stainless steel pipe and tube manufacturing equipment, production and maintenance supplies and inventory assets of the business. At closing, Bristol Metals entered into a facility lease with MUSA to continue operating the MUSA Stainless operations at the Munhall, Pennsylvania facility. The purchase price for the all-cash acquisition was approximately $14,954,000. MUSA will also receive quarterly earn-out payments for a period of four years following closing. Aggregate earn-out payments will be at least $3,000,000, with no maximum. Actual payouts will equate to three percent of Bristol Metals’ incremental revenue, if any, from the amount of small diameter stainless steel pipe and tube (outside diameter of ten inches or less) sold. The Company funded the acquisition through an increase to the Company's current credit facility.

On February 28, 2017, Bristol Metals entered into a Memorandum of Understanding (the “Assignment”) with MUSA and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union AFL-CIO, on behalf of Local Union 5852-22 (the “Union”). Pursuant to the Assignment, MUSA assigned its rights and obligations under the Collective Bargaining Agreement between MUSA and the Union dated October 1, 2013 (the “CBA”) to Bristol Metals. Additionally, Bristol Metals and the Union amended the terms of the CBA to include a modest wage increase and to extend the CBA’s termination date to September 30, 2018.

The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2016 combines the historical consolidated balance sheet of the Company and MUSA Stainless as of that date to illustrate the estimated effect of the acquisition on the Company's financial statements as if it had occurred on December 31, 2016. The unaudited pro forma condensed combined consolidated statements of operations combines the historical consolidated statements of operations of the Company and MUSA Stainless for the year ended December 31, 2016. The unaudited pro forma condensed combined consolidated financial statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and MUSA Stainless, which we believe are reasonable. The unaudited pro forma condensed combined consolidated statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations of the Company or MUSA Stainless that actually would have been achieved had the acquisition of MUSA Stainless been completed on the assumed dates, or to project the Company's results of operations for any future date or period. The unaudited pro forma condensed combined consolidated statements of operations give pro forma effect to the acquisition as if it had occurred on the first day of the financial period presented.

The transaction is being accounted for using the acquisition method of accounting for business combinations. Under this method, the total consideration transferred to consummate the acquisition is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets, if any, acquired and liabilities assumed. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed combined consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than twelve months after the closing date of the acquisition. The unaudited condensed combined consolidated pro forma statements of operations do not include the costs that the Company may incur to integrate MUSA Stainless, and these costs may be material.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to continually impact the combined results of the Company and MUSA Stainless. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. In addition, the unaudited pro forma condensed combined consolidated financial statements were derived from, and should be read in conjunction with, the information included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The historical condensed combined financial information regarding the stainless steel operations of MUSA that is included in this report has been prepared by and is the responsibility of the Company. In addition, we are in the process of reviewing MUSA's financial statement classifications for conformity with the Company's classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information on a prospective basis.

The statements contained in these notes that are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as our expectations for future sales results or future expense changes compared with previous periods, are only predictions. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on our current expectations or beliefs concerning future events that involve risks and uncertainties. Actual events or results may differ materially as a result of risks and uncertainties as described in “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, other risks referenced in our Securities and Exchange Commission filings, or other unanticipated risks. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

	December 31, 2016		Pro Forma
		MUSA
	Synalloy	Stainless	Adjustments		Total
Assets
Current assets
Cash and cash equivalents	$62,873	$—	$—		$62,873
Accounts receivable, net	18,028,946	3,578,462	(3,578,462)	(2)	18,028,946
Inventories, net	60,799,509	15,705,824	(8,723,123)	(2)	66,233,509
			(1,548,701)	(11)
Indemnified contingency	11,339,888	—	—		11,339,888
Prepaid expenses and other current assets	7,272,569	106,886	(106,886)	(2)	5,821,270
			(3,000,000)	(5)
			1,548,701	(11)
Total current assets	97,503,785	19,391,172	(15,408,471)		101,486,486

Property, plant & equipment, net	27,324,092	8,760,843	(1,184,110)	(3)	34,900,825
Goodwill	1,354,730	—	3,589,342	(7)	4,944,072
Intangible asset, net	12,308,838	—	992,000	(7)	13,300,838
Deferred charges, net and other non-current assets	146,618	—	—		146,618
Total assets	$138,638,063	$28,152,015	$(12,011,239)		$154,778,839

Liabilities and shareholders' equity
Current liabilities
Current portion of long-term debt	$—	$2,847,760	$(2,847,760)	(2)	$—
Accounts payable	16,684,508	2,974,921	(2,974,921)	(2)	16,684,508
Accrued expenses	16,087,434	44,955	(44,955)	(2)	17,387,083
			716,716	(4)
			179,133	(7)
			403,800	(7)
Total current liabilities	32,771,942	5,867,636	(4,567,987)		34,071,591
Long-term debt	8,804,206	—	11,953,513	(5)	20,757,719
Long-term contingent consideration	—	—	2,887,614	(4)	2,887,614
Deferred income taxes	1,609,492	—	—		1,609,492
Long-term deferred gain, sale-leaseback	6,267,623	—	—		6,267,623
Other long-term liabilities	592,245	—	—		592,245

Shareholders' equity
Common stock	10,300,000	—	—		10,300,000
Net contribution from parent	—	22,284,379	(22,284,379)	(2)	—
Capital in excess of par value	34,714,206	—	—		34,714,206
Retained earnings	57,936,533	—	—		57,936,533
Less cost of common stock in treasury	(14,358,184)	—	—		(14,358,184)
Total shareholders' equity	88,592,555	22,284,379	(22,284,379)		88,592,555
Commitments and contingencies
Total liabilities and shareholders' equity	$138,638,063	$28,152,015	$(12,011,239)		$154,778,839
See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

	For the Years Ended
	December 31, 2016		Pro Forma
		MUSA
	Synalloy	Stainless	Adjustments		Total
Net sales	$138,565,782	$23,025,377	$—		$161,591,159

Cost of goods sold	121,661,303	23,771,429	399,996	(1)	146,166,175
			(953,414)	(3)
			529,188	(3)
			757,673	(8)

Gross profit	16,904,479	(746,052)	(733,443)		15,424,984

Selling and administrative expense	22,672,872	2,170,200	(103,921)	(2)	25,053,126
			124,000	(8)
			189,975	(4)
Loss on sale-leaseback	2,371,778	—	—		2,371,778

Operating income	(8,140,171)	(2,916,252)	(943,497)		(11,999,920)

Other (income) and expense
Interest expense	932,572	105,230	(105,230)	(2)	1,325,924
			393,352	(6)

Acquisition related costs	106,227	—	(106,227)	(9)	—
Change in fair value of interest rate swap	12,997	—	—		12,997

Loss from continuing operations before income taxes	(9,191,967)	(3,021,482)	(1,125,392)		(13,338,841)
Benefit from income taxes	(2,198,000)	—	(1,410,000)	(10)	(3,608,000)

Net loss from continuing operations	$(6,993,967)	$(3,021,482)	$284,608	(12)	$(9,730,841)

Net income per common share:
Basic	$(0.81)				$(1.12)
Diluted	$(0.81)				$(1.12)

Weighted average shares outstanding:
Basic	8,649,745				8,649,745
Dilutive effect from stock options and grants	—				—
Diluted	8,649,745				8,649,745

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The purchase price for the acquisition was $14,953,513. The seller will also receive quarterly earn-out payments for a period of four years following closing. Aggregate earn-out payments will be at least $3,000,000, with no maximum. Actual payouts will equate to three percent of Bristol Metals’ incremental revenue, if any, from the amount of small diameter stainless steel pipe and tube (outside diameter of ten inches or less) sold.

A summary of sources and uses of proceeds for the acquisition is as follows:

Sources of Funds:
Borrowings from revolving line of credit	$14,953,513
Total sources of funds	$14,953,513

Uses of Funds:
Acquisition of MUSA Stainless manufacturing equipment and inventory	$14,953,513
Total uses of funds	$14,953,513

The total consideration transferred is allocated to MUSA Stainless' net tangible and identifiable intangible assets based on their fair value as of February 28, 2017 for purposes of the pro forma condensed combined consolidate financial statements. These amounts are subject to change based on the results of the final valuations of assets acquired and liabilities assumed, which are expected to be completed within the twelve months following the acquisition. The excess of the consideration transferred over the fair value of the net tangible and identifiable intangible assets is reflected as goodwill. The preliminary allocation of the total consideration paid to the fair value of the assets acquired and liabilities assumed as of February 28, 2017 is as follows:

Inventories	$5,434,000
Production and maintenance supplies (included in other current assets)	1,548,701
Equipment	7,576,733
Customer list intangible	992,000
Goodwill	3,589,342
Contingent consideration	(3,604,330)
Other liabilities assumed	(582,933)
$14,953,513

Pro Forma Adjustments and Assumptions

(1)	Represents additional lease expense associated with the building and land lease from Marcegaglia.
(2)	Represents the elimination of MUSA Stainless' historical accounts that will not recur in purchase accounting.
(3)	Represents the adjustment to fair value for the inventory, supplies and equipment purchased.
(4)	Represents the contingent consideration liability to sellers and resultant projected fair value adjustment.
(5)	Represents the additional borrowing and the use of the November 2016 deposit to purchase MUSA Stainless.
(6)	Represents additional interest expense associated with the additional borrowings.
(7)	Represents goodwill, customer list intangible, end of lease liability and employee vacation liability associated with the acquisition.
(8)	Represents amortization of customer list intangible and depreciation of equipment acquired.
(9)	Represents the elimination of Synalloy's acquisition costs.
(10)	Represents adjustment of income tax expense based upon MUSA Stainless' addition to the consolidated Synalloy tax provision calculation.
(11)	Represents the reclassification of production and maintenance supplies.
(12)	Represents impact on net income as a result of pro forma adjustments recognized.

Reclassifications

Certain MUSA Stainless accounts for the year ended December 31, 2016 have been reclassified to conform to the Company's presentation in the accompanying pro forma condensed combined consolidated statements of operations. These reclassifications had no material effect on previously reported results of operations or invested equity.